Industry Canada | Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

WATER BANK OF AMERICA INC.

Name of corporation-Dénomination de la société

407218-9

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Director - Directeur

June 17, 2002 / le 17 juin 2002

Date of Amendment - Date de modification

Canada

TRUE COPY
JUNE 29, 2006
FELDMAN ROLLAND
General Partnership
Lawyers

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 – Name of the Corporation – Dénomination sociale de la société	2 – Corporation No – N° de la société
WATERBANK OF AMERICA INC	4072189

3 – The articles of the above-named corporation are amended as follows — Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

THAT THE CORPORATION NAME BE CHANGED FROM

WATERSBANK OF AMERICA INC

TO

WATER BANK OF AMERICA INC

Date	Signature	4 – Capacity of – En qualité de
JUNE 17, 2002	[signature]	INCORPORATOR
For Departmental Use Only À l'usage du ministère seulement Filed Déposé ► JUN JUIN 24 2002	Printed Name – Nom en lettres moulées CHARLES-ANDRE SAUVE	

Canada

IC 3069 (2001/11)

DAB MULTIMÉDIA